UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 28, 2007

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On November 28, 2007, Gramercy Capital Corp. (the “Company”) issued a press release announcing that its board of directors authorized, and the Company declared, a special one-time cash dividend of $2.00 per common share.   In addition, the Company’s board of directors authorized, and the Company declared, for the quarter ending December 31, 2007, a quarterly dividend of $0.63 per common share and a quarterly dividend of $0.50781 per share for the Company’s series A preferred stock.  The Company will pay these dividends on January 15, 2008 to shareholders of record at the close of business on December 31, 2007.

Pursuant to the Company’s merger agreement with American Financial Realty Trust (“AFR”), AFR shareholders will be entitled to additional merger consideration of $0.2419 per common share, which represents their pro-rata share of the special dividend.

A copy of the press release announcing the dividends is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Additional Information and Where to Find It

This report does not constitute an offer of any securities for sale.  The Company intends to file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus of the Company and AFR and other relevant materials in connection with the proposed transaction.  The joint proxy statement/prospectus will be mailed to the shareholders of the Company and AFR.  Investors and security holders of the Company and AFR are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about the Company, AFR and the proposed transaction.  The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by the Company or AFR with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Gramercy by contacting the Company’s Investor Relations at www.gramercycapitalcorp.com or via telephone at 212-297-1000.  Investors and security holders may obtain free copies of the documents filed with the SEC by AFR at www.afrt.com or via telephone at 215-887-2280.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and AFR in favor of the proposed transaction.  Information about the directors and executive officers of the Company and their respective interests in the proposed transaction is set forth in the Company’s proxy statements for its 2007 annual meeting and will be available in the joint proxy statement/prospectus.

AFR and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of AFR and the Company in favor of the proposed transaction.  Information about the directors and executive officers of AFR and their respective interests in the proposed transaction is set forth in AFR’s proxy statements for its 2007 annual meeting and will be available in the joint proxy statement/prospectus.

Item 9.01.  Financial Statements and Exhibits.

99.1  Press release of the Company issued on November 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2007

By:	/s/ Robert R. Foley
	Name:	Robert R. Foley
	Title:	Chief Financial Officer